                                                                   Exhibit 10.32


                                LEASE AGREEMENT

                                     between

                           CLEARFIELD INVESTMENTS, LLC
                                  ("Landlord")

                                       and

                              JENOPTIK INFAB, INC.
                                   ("Tenant")

                              4725 Centennial Drive
                           Colorado Springs, Colorado

                                February 24, 1999

                                LEASE AGREEMENT

                               TABLE OF CONTENTS

                                                                  Page
                                                                  ----

Summary  Page .................................................    ii
1.  TERM .......................................................    1
2.  RENT .......................................................    3
3.  CONSTRUCTION AND OCCUPANCY. ................................    5
4.  COMMENCEMENT DATE CERTIFICATE ..............................    6
5.  USE OF PREMISES ............................................    6
6.  PARKING ....................................................    7
7.  INSURANCE ..................................................    7
8.  FIRE OR CASUALTY ...........................................    7
9.  SERVICES AND EXPENSES ......................................    8
10. ALTERATIONS AND CARE OF PREMISES ...........................    8
11. PERMITTED USE OF HAZARDOUS MATERIALS .......................    9
12. ENVIRONMENTAL ..............................................   10
13, DEFAULT AND REMEDIES .......................................   12
14. ASSIGNMENT OR SUBLETTING ...................................   15
15. ENCUMBRANCES ...............................................   16
16. EMINENT DOMAIN .............................................   17
17. MUTUAL WAIVER OF SUBROGATION ...............................   17
18. ADDITIONAL COVENANTS AND AGREEMENTS ........................   18
19. NO PARTNERSHIP, JOINT VENTURE OR AGENCY ....................   20
20. HOLDING OVER ...............................................   20
21. QUIET ENJOYMENT ............................................   20
22. LANDLORD'S RESERVED RIGHTS .................................   20
23. FORCE MAJEURE ..............................................   21
24. MISCELLANEOUS ..............................................   21

EXHIBIT A  - Legal Description
EXHIBIT B  - Site Plan
EXHIBIT C  - Tenant Improvement Costs
EXHIBIT D  - Construction Schedule
EXHIBIT E  - Landlord Services and Expenses
EXHIBIT F  - Commencement Date Certificate
EXHIBIT G  - Parking Agreement
EXHIBIT H  - Guarantee of Lease Jenoptik AG
EXHIBIT I  - Guarantee of Lease Meissner & Wurst U.S. Inc.

                                LEASE AGREEMENT
                                  SUMMARY PAGE

        This Summary Page is attached to and made a part of that certain Lease Agreement dated February 24, 1999 between Clearfield Investments, LLC, as Landlord, and the Tenant listed below.

TENANT:
    Name:            Jenoptik INFAB, Inc.

    Current Address: 7150 Campus Drive Colorado Springs, CO 80920

DEMISED PREMISES:

    Suite Number:

    Rentable Square Feet:         Approximately 14,133.22 square feet

BUILDING:

    Address:           4747  Centennial Drive, Colorado Springs, Colorado 80919

    Total Rentable Square Feet:         Approximately 79,847 square feet

INITIAL LEASE TERM:

    Number of years:         5 years

    Scheduled Term Commencement Date: April 15, 1999

BASIC RENT:     See Section 2 of the Lease (first month payable upon receipt of
                Commencement Date Certificate)

SECURITY DEPOSIT: $12,250.00 (security deposit payable upon execution, see Section 2F)

TENANT'S PRO RATA SHARE OF OPERATING COSTS:    17.7004%
PARKING: 42 spaces (see Section 6 and Exhibit F)

PERMITTED USE: Office warehouse storage and light manufacturing

OPTIONS FOR ADDITIONAL SPACE:     None

RENEWAL OPTION:               One (1). Three (3) Year Renewal at Market
PLACEMENT OF PAYMENTS:        2850 Serendipity Circle West, Suite 100
                              Colorado Springs, CO 80917
                              Attention:    C. William Kephart

GUARANTOR(S):               Jenoptik AG

PARTICIPATING BROKERS:       Olive Real Estate Group, Inc.

                                LEASE AGREEMENT

                THIS LEASE AGREEMENT (this "Lease"), made and entered into this 24th day of February, 1999, by and between CLEARFIELD INVESTMENTS, LLC, a Colorado limited liability company (hereinafter called "Landlord"), and JENOPTIK INFAB, INC, a Delaware Corporation (hereinafter called "Tenant").

                                  WITNESSETH:

                Landlord desires to lease to Tenant and Tenant desires to lease from Landlord, that approximately 14,133.22 square foot portion (subject to adjustment in accordance with the Plans described below) (hereinafter called the "Leased Premises") in the approximately 79,042 square foot building (the "Building") being constructed, together with related site improvements, on approximately 5-1/2 acres of land (the "Land") described on Exhibit A attached hereto, more commonly known as 4725 Centennial Drive, Colorado Springs, Colorado, as shown on the site plan attached hereto as Exhibit B (such Building and related site improvements sometimes collectively referred to herein as the "Project"). The purpose of the site plan shown on Exhibit B is to show the approximate location of the Building and the Leased Premises. Landlord reserves the right at any time to relocate or make additions to the various buildings, automobile parking areas and other common areas shown on said site plan.

                NOW, THEREFORE, Landlord does hereby lease and demise unto Tenant, and Tenant does hereby Lease from Landlord, the Leased Premises, upon the terms and conditions hereinafter set forth.

        1.      TERM

                A. The term of this Lease (the "Term" or "Lease Term") shall be five (5) years, commencing on the date (the "Commencement Date") which shall be computed from the earlier of (i) the date on which the Leased Premises are Ready for Occupancy (as defined in Section 3B) or (ii) the date on which Tenant takes possession of or commences use of the Leased Premises for any purpose (except as provided in Section 3D), and ending sixty (60) months thereafter (the "Termination Date"), unless extended or sooner terminated as provided herein.

                B. Landlord hereby grants to Tenant one (1) three (3) year option to renew this Lease ("Option to Renew") as specified herein. The Option to Renew shall be exercisable by Tenant giving Landlord written notice of its election to renew (the "Notice to Renew") at least six (6) months before the expiration of the Lease Term, subject to the following terms and conditions:

                  (i) Tenant is not in default under any term of this Lease, either at the time the Notice to Renew is given or when the renewal term commences.

                  (ii) During the renewal term, all terms, covenants and conditions of the Lease shall apply, except that the base rent payable during such renewal term shall be determined as set forth in paragraph (iii) below.

                  (iii) The monthly base rent during the renewal term shall be equal to the greater of (a) the amount of the monthly base rent payable during the last full month of the Lease Term then expiring, or (b) the fair rental value of the Leased Premises at the time of the commencement of the renewal period, as determined by agreement between Landlord and Tenant or by appraisal in accordance with the provisions of paragraph (d). Within thirty (30) days of receipt of the Notice to Renew, Landlord shall notify Tenant in writing of its evaluation of the fair rental value of the Leased Premises ("Landlord's Rent") for the period covered by the renewal term (expressed on a monthly basis). Within thirty (30) days thereafter, Tenant shall send to Landlord a notice ("Tenant's Notice") stating either (1) Tenant's agreement with Landlord's Rent, in which event such amount shall be fixed as the base rent payable by Tenant for the renewal term, or (2) Tenant's evaluation of such fair rental value ("Tenant's Rent") (expressed on a monthly basis). If Landlord and Tenant are unable to agree upon such fair rental value within thirty (30) days from the date of sending the Tenant's Notice, the matter shall be determined by appraisal in accordance with the provisions of paragraph (iv). The appraiser's determination of the fair rental value of the Leased Premises for the renewal term may not, in any event, be less than the base rent payable during the last full month of the Lease Term then expiring.

                  (iv) In absence of agreement between Landlord and Tenant as to the fair rental value pursuant to the procedures set forth in paragraph (iii) above, within thirty (30) days after the Tenant's Notice, the fair rental value shall be established by an appraisal of the Leased Premises performed as follows. Landlord and Tenant each shall appoint an appraiser certified to appraise commercial real property in the State of Colorado, and the two thus appointed shall appoint a third such appraiser. Such three appraisers or, if either Landlord or Tenant shall fail to appoint its respective appraiser within sixty (60) days alter the Tenant's Notice, the appraiser timely appointed by the other, shall conduct their or its appraisals independently, and the fair rental value of the Leased Premises shall be (a) the average of the two closest of the three (3) values determined by the three (3) appraisers, or (b) the value determined by such single appraiser, as the case may be. The appraiser(s) shall complete their (its) appraisal(s) within ninety (90) days after Tenant's
Notice. All costs of appraisal shall be shared equally by Landlord and Tenant, unless Landlord or Tenant shall fail to timely appoint its appraiser. If the appraiser selected by either one alone determines the fair rental value, the other shall pay all costs of the appraisal.

                  (v) If for any reason the renewal term commences before the base rent for such term is determined, Tenant, in the meantime, shall pay the monthly installments of base rent (the "Prior Rent") in effect under this Lease on the last day of the term being renewed. Immediately following such determination, Tenant shall pay to Landlord the difference between the monthly installments of the Prior Rent actually paid and those which should have been paid on the basis of such determination. Tenant shall pay the base rent as so determined.

                  (vi) Tenant shall accept the Leased Premises in the condition then existing as of the commencement of the renewal term of this Lease. Landlord shall not be responsible for performing any work or furnishing any materials to the Leased Premises. If Tenant fails to give the required Notice to Renew exercising its Option to Renew within the time and manner provided, such failure or omission shall be deemed, without further notice or agreement between the parties, to be an election by Tenant not to exercise such option.

         2. RENT

              A. Throughout the Term of this Lease, Tenant shall pay as rent for the Leased Premises the base annual rent (sometimes referred to herein as "base rent" or "rent") as provided in this Section. Rent shall be payable, at the address set forth on the Summary Page, in equal monthly installments in advance on the first day of each calendar month, in full, without deduction, abatement or setoff, the first monthly payment to be made concurrently with the Certificate of Occupancy being provided to the Tenant. Rent for any partial month during the Term of this Lease shall be prorated on a per diem basis.

              B. TENANT covenants and agrees to pay without prior demand thereof a fixed minimum rental of $803,776.00 for the Leased Premises as follows:

                 Rent/Sq. Foot           Monthly Base Rent            Base Annual Rent
Year 1            $10.5000                $12,366.57                    $148,398.81
Year 2            $10.9200                $12,861.23                    $154,334.76
Year 3            $11.3568                $13,375.68                    $160,508.15
Year 4            $11.8111                $13,910.74                    $166,928.87
Year 5            $12.2835                $14,467.12                    $173,605.41

               C. The base rent shall be adjusted effective each anniversary of the Commencement Date. The base rent assumes that the rentable square feet of the Leased Premises will be as set forth on the Summary Page and that the Tenant Improvement Cost per square foot will be as set forth in Exhibit C attached hereto. If the Commencement Date Certificate (described in Section 4) reflects a different square footage and/or final Tenant Improvement Cost, the base rent will be adjusted accordingly and reflected in such Commencement Date Certificate.

               D. As additional rent, Tenant shall pay Tenant's "Pro Rata Share" as set forth on the Summary Page (or, if different, as contained in the Commencement Date Certificate described in Section 4) (computed by multiplying the Operating Costs by a fraction, the numerator of which is the number of net rentable square feet of area in the Leased Premises and the denominator of which is the total number of net rentable square feet of area in the Building) of Landlord's Operating Costs (as defined in Exhibit E attached hereto). Tenant's Pro Rata Share shall be increased or decreased in the event the rentable square feet of the Leased Premises shall be increased or decreased, or if the rentable area of the Building is increased or decreased (however such events may occur). Landlord shall provide a reasonable estimate of the next yearly Operating Costs, and Tenant shall pay 1/12th of the estimated Tenant's Pro Rata Share monthly on the same date and at the same place as base rent is payable, commencing on the Commencement Date and continuing through the Term. Landlord shall provide Tenant, by April 15 of each year, a summary of factual Operating Costs for the prior year and Landlord shall bill or credit to Tenant the difference of Tenant's share of actual costs from the estimate. After the end of the Term of this Lease, or the sooner termination thereof~ Landlord shall, within thirty
(30) days of such expiration or termination, provide Tenant with a summary of actual Operating Costs for the last partial year, and if Tenant shall have theretofore paid as Tenant's Pro Rata Share an amount greater than that calculated to have been due pursuant to this Section for the calendar year in which the Term of this Lease terminates, Landlord shall refund the overpayment to Tenant within thirty (30) days from the date of the determination of the date of such overpayment. In the event that, after the end of the Term of this Lease, or the sooner termination thereof, Tenant shall have theretofore paid as Tenant's Pro Rata Share an amount less than that calculated to have been due pursuant to this Section for the calendar year in which the Term of this Lease terminates, Tenant agrees to pay to Landlord, within thirty (30) days of Tenant's receipt of Landlord's bill, that amount calculated as actually owed by Tenant to Landlord pursuant to this Section.

              E. Any rent and other amounts due from Tenant to Landlord hereunder which is not paid within twelve (12) days when due shall, upon notice from Landlord, be subject to a five percent (5%) service charge and shall bear interest at the rate of eighteen percent (18%) per annum from the date due to the date paid, unless, within two (2) calendar days after receipt of such notice, Tenant pays Landlord the full amount of the rent or other amount then due. The parties agree that such late charge and default interest constitute a reasonable estimate of the damages Landlord will suffer as a result of Tenant's late payment, which damages include Landlord's additional administrative and other costs associated with such late payment. The parties further agree that such late charge and default interest shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted at law or equity or pursuant to this Lease.

               F. Upon Tenant's execution of this Lease Tenant shall pay to Landlord a Security Deposit in the mount of $12,250. Upon the occurrence of any event of default by Tenant, landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrears of rent and any other damage, injury, expense or liability caused to Landlord by such event of default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Tenant shall not be entitled to interest on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit. Tenant shall not grant anyone a security interest of any kind in the Security Deposit and no such security agreement shall be binding on Landlord. Each time the base rent is increased, Tenant shall deposit additional funds with Landlord sufficient to increase the Security Deposit to an amount that bears the same relationship to the adjusted base rent as the initial Security Deposit bears to the initial base rent. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or such balance thereof as may then be remaining shall be returned to Tenant within sixty (60) days following the termination of this Lease and upon Tenant's vacation of the Leased Premises. The Security Deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant.

               G. As additional rent, Tenant shall pay the "Unamortized Tenant Improvement Costs" (sixth (6) year and seventh (7) year) in the sum of $97,550.11 with the last month's rent. If the Tenant signs the three (3) year renewal the sum of $97,550.11 will be forgiven by Landlord and the amount will not be due and payable by Tenant.

         3. CONSTRUCTION AND OCCUPANCY

               A. Landlord shall complete and improve the Leased Premises substantially in accordance with (i) the preliminary Construction Schedule attached hereto as Exhibit D. (ii) the plans and other specifications therefor to be prepared by Landlord with input from tenant (collectively, the "Plans"), which shall be subject to the reasonable approval of both Landlord and Tenant, and (iii) a Work Letter to be entered into by Landlord and Tenant by the date specified in Exhibit D. Landlord shall complete the Leased Premises in a first-class workmanlike manner and in compliance with applicable laws and code requirements. Landlord's obligation for completion of the Leased Premises shall be defined and limited by the Plans and the Work Letter, and Landlord shall not be required to furnish or install any item not included therein.

               B. The Leased Premises shall be "Ready for Occupancy" on the date on which all of the following have been received and presented to Tenant: (i) a Certificate of Completion signed by the architect for the construction of the Leased Premises, indicating that all improvement described in the approved Plans have been completed in substantial compliance therewith (subject to clause (iii) herein below; (ii) a Certificate of Occupancy for the Leased Premises issued by the appropriate governmental agency, and (iii) Landlord's notification that the Leased Premises have been substantially completed, except for items of work and adjustment of equipment and fixtures that can be completed after occupancy has been taken without causing substantial interference with Tenant's use of the Leased Premises (i.e., so-called "punch list" items), which punch list items are subject to the reasonable approval of Landlord and Tenant. Landlord shall complete the punch list items within three (3) months alter the punch list is completed (subject to availability of materials) after Tenant's taking possession of the Leased Premises. If Landlord and Tenant cannot agree on the punch list or as to incomplete work, the decision of Landlord's architect preparing the working drawings as to such issues shall be considered by the parties as final. It is expressly understood by the parties that Ready for Occupancy does not include the installation of a telephone system by Landlord. Any additional changes or improvements to the Leased Premises shall be at Tenant's sole cost and expense.

               C. The parties anticipate that the Leased Premises shall be Ready for Occupancy by the Scheduled Term Commencement Date set forth on the Summary Page. Landlord and Tenant shall use their best efforts and cooperate with each other in order to expedite the preparation and completion of the Plans and the Work Letter. Landlord agrees to use its reasonable best efforts to cause the Leased Premises to be completed and available for Tenant's occupancy by the Scheduled Term Commencement Date. However, in the event that the Leased Premises shall not be Ready for Occupancy on the Scheduled Term Commencement Date, Landlord shall, within ten (10) days prior to the Scheduled Term Commencement Date, give written notice to Tenant of the anticipated date that the Leased Premises will be Ready for Occupancy, but the failure to give such notice shall not constitute a default hereunder by Landlord. In the event Landlord fails to deliver possession of the Leased Premises to Tenant by the Scheduled Term Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, except for actual increases to Tenant's lease cost in Tenant's current occupancy for delays over two (2) months from the Scheduled Term Commencement Date, but in such event Tenant shall not be liable for rent until such time as the Leased Premises are Ready for Occupancy (except as otherwise provided in Section 3.D. Any failure by Landlord to deliver possession of the Leased Premises by the Scheduled Term Commencement Date, or delivery of possession before the Scheduled Term Commencement Date, shall not in any way affect the obligations of Tenant hereunder. Notwithstanding the foregoing and except as provided in the next sentence and subject to Section 23, if the Leased Premises are not Ready for Occupancy within two (2) months after the Scheduled Term Commencement Date, then within the next ten (10) day period thereafter ensuing, but not subsequent to the date Landlord delivers possession of the Leased Premises to Tenant, Tenant may, by notice to Landlord, terminate this Lease without any further obligation by Tenant or Landlord to the other.

               D. Tenant may take partial possession of the Leased Premises ten
(10) days prior to the date the Leased Premises are estimated to be Ready for Occupancy for the purpose of installing Tenant's furniture, fixtures, equipment and other leasehold improvements, provided that such early occupancy by Tenant shall not unreasonably interfere with the construction and completion of the Project or the Leased Premises by Landlord or cause union jurisdictional disputes; and provided further that such early occupancy shall be subject to all the terms of this Lease, except that the payment of rent shall not be accelerated. Tenant shall give Landlord notice at least twenty-four (24) hours prior to the time Tenant intends to take such early partial possession of the Leased Premises, and Tenant shall coordinate Tenant's activities relating to the Leased Premises with Landlord's Project manager during such early occupancy period.

               E. Occupancy of the Leased Premises by Tenant shall be deemed acceptance thereof by Tenant in good and suitable condition (other than punch list items and latent defects) and acknowledgment of completion in full accordance with the provisions hereof.

            4. COMMENCEMENT DATE CERTIFICATE

               Landlord and Tenant shall execute a Commencement Date Certificate substantially in the form of Exhibit F, attached hereto, promptly following the determination of the Commencement Date confirming the Commencement Date of the Lease, the Termination Date of the Lease, the total rentable square feet of the Leased Premises, the Final Tenant Improvement Cost, Tenant's Pro Rata Share of Operating Expenses, the Initial Annual Rent, an estimate of the first year's Operating Costs and such other matters as may be reasonably requested by Landlord; provided however, that the failure of Landlord or Tenant to confirm the same in writing shall not affect any obligation of Tenant hereunder or Landlord's determination of the Commencement Date as provided in Section 3.B.

            5. USE OF PREMISES

               Tenant shall use the Leased Premises solely for the purposes set forth on the Summary Page. Tenant will not occupy or use, nor permit any portion of the Leased Premises to be occupied or used, for any other purpose or for any purpose which is unlawful in part or in whole or deemed to be disreputable in any manner, or which creates any safety hazard, nor shall Tenant permit anything to be done which will in any way increase the rate of insurance on the Building or contents, and in the event that, by reason of Tenant's acts or conduct of business, there shall be any increase in the rate of insurance on the Building or contents, then Tenant hereby agrees to pay such increase. Tenant will conduct its business, and control its employees, agents, guests, invitees and licensees, in such a manner so as not to create any nuisance or interfere with, annoy or disturb other tenants or Landlord in the management of the Building.

         6. PARKING

              Tenant shall have the right to use the Building's parking facilities in accordance with and subject to Exhibit G attached hereto.

         7. INSURANCE

               A. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of property) and personal injury arising out of the operation, use or occupancy of the Leased Premises, with a combined single limit of not less than $2,000,000. Such insurance shall (i) name Landlord as an additional insured, (ii) be primary and non-contributing, and
(iii) contain cross-liability endorsements. Tenant shall also secure and maintain "all risk" or "multi-peril" insurance on all of Tenant's property, and betterments in the Leased Premises, including, without limitation, all of Tenant's furniture, fixtures and personal property and all improvement, alterations and additions made by Tenant, for full replacement cost. All insurance that Tenant is required to maintain by this Lease shall include a provision that requires the insurance carrier to give Landlord at least thirty
(30) days prior written notice before the same may be altered or canceled. Tenant shall deliver to Landlord yearly or upon request certificates evidencing that the insurance required by this Section is in force and effect. The limits of any insurance carried by Tenant shall not, under any circumstances, limit the liability of Tenant hereunder.

               B. During the Term of this Lease, Landlord shall obtain and keep in full force and effect a policy or policies of (i) comprehensive general liability insurance covering bodily injury and property damage with a combined single limit of not less than $2,000,000 for the benefit of Landlord as named insured, insuring against all personal injury and property liability of Landlord and its authorized representatives arising out of or in connection with the Project, (ii) "all risk" or "multi peril" property insurance insuring the Project in an amount at least equal to the full replacement value of the Project, (iii) loss of rents insurance in an amount equal to twelve (12) months base rent, and (iv) flood and earthquake insurance or other insurance as required by any lender holding a security interest in the Project or as Landlord reasonably determines is necessary, or prudent for the Project. All insurance premiums for Landlord's insurance shall be included in Operating Costs as described in Section 2.D and Exhibit E.

         8. FIRE OR CASUALTY

              It is agreed that if, during the continuance of this Lease, the Leased Premises shall be so damaged by fire or other casualty, not arising from the fault or negligence of Tenant, or any employee, agent, guest, invitee or licensee of Tenant, so that the Leased Premises shall thereby be rendered untenantable, then and in such case, the rent herein reserved, or a just and proportionate part thereof, according to the nature and extent of the damage which has been sustained, shall be abated until the Leased Premises shall have been duly repaired and restored, which work of repair and restoration shall be done by Landlord with all reasonable diligence; provided, however, that should Tenant be in default at the time same occurs Landlord shall have no such obligation. Landlord's obligation to repair and restore shall be limited to repairing and restoring the Leased Premises and the Project to substantially the same condition as existed immediately prior to such casualty, excluding leasehold improvements made or installed by Tenant. In no event in the case of any such casualty or destruction shall Landlord be required to repair or restore leasehold improvements, fixtures or floor coverings actually made or installed by Tenant or Tenant's stock in trade, furnishings and equipment. In case the Project shall be destroyed so that the Leased Premises are not restorable within one hundred twenty (120) days, Landlord or Tenant shall have the right to cancel this Lease and end the Term hereof, and in case of such cancellation, the rent, and any other moneys due and owning to Landlord, shall be paid by Tenant to the date the damage occurred, and all further obligations upon the part of either party hereto shall cease, and the estate hereby created shall thereupon terminate. In the event the Leased Premises are damaged by fire or other casualty during the last two (2) years of the term of this Lease to an extent which renders the Leased Premises untenantable, Landlord or Tenant may within thirty (30) days following the day of such fire or other casualty, immediately terminate this Lease and Landlord shall be relieved of any obligation to rebuild or repair the Leased Premises.

            9. SERVICES AND EXPENSES

               The services of Landlord and the payment by Tenant for said services and of operational expenses are described in Exhibit E attached hereto.

            10. ALTERATIONS AND CARE OF PREMISES

               A. Tenant will not alter the exterior of the Leased Premises (including glass, window coverings and signs, if applicable) and shall have no fight to make any change, alteration or addition to the Leased Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. All costs of such work shall be paid promptly by Tenant so as to prevent the assertion of any liens for labor or materials.

               B. Tenant agrees that it will take good care of the Leased Premises, fixtures and appurtenances, and suffer no waste or injury, that it will make all repairs to the Leased Premises, fixtures and appurtenances necessitated by the fault of Tenant, its agents, employees, guests, invitees and licensees; that it will indemnify and hold harmless Landlord from any liability arising from injury to person or property caused by any act or omission of Tenant, its agents, employees, guests, invitees or licensees; that it will repair, at or before the end of the Term, or sooner if so requested by Landlord, all injury done by the installation or removal of furniture or other property; and that, subject to Section 8, it will surrender the Leased Premises at the expiration of the Term (or the sooner termination thereof for any reason) in as good condition as they were at the beginning of the Term, ordinary wear and tear excepted.

               C. All alterations, additions, or improvements on or in the Leased Premises at the expiration of this Lease, except trade fixtures, shall, at the option of Landlord, be and become a part of the Leased Premises, and shall, at the option of Landlord, remain upon and be surrendered with the Leased Premises as a part thereof at the termination of this Lease. Should Tenant fail to remove any furniture or fixtures or personal property of any kind, then same shall be considered as abandoned and become the property of Landlord. In the event Landlord may desire Tenant to remove additions, alterations or improvements Tenant, at its expense, shall, upon expiration of this Lease, restore the Leased Premises to the same and as good order and condition as when the same were entered upon by Tenant, ordinary wear and tear excepted, and in default thereof, Landlord may effect such removals and repairs and Tenant shall pay Landlord the cost thereof, with interest at the rate of eighteen percent (18%) per annum to the date of payment by Tenant to Landlord. At the time Landlord gives its consent to any changes, alterations or additions to the Leased Premises as required in Section 10.A above, it shall notify Tenant whether the same shall become part of the Leased Premises or are to be removed by Tenant at the expiration of the Lease. In no event, however, shall Tenant be required to remove any tenant improvements installed by Landlord pursuant to Section 3.D. Landlord shall not be liable for any loss or damage to Tenant caused by vermin, sewerage, snow, hail or water that may leak into or flow from any part of the Leased Premises through any defects in the roof or plumbing or from any other source, except as may result from Landlord's gross negligence or willful misconduct.

            11. PERMITTED USE OF HAZARDOUS MATERIALS

                  A. Tenant shall have the right under this Lease to Manage Permitted Materials on the Leased Premises. Tenant shall provide Landlord with prior notification before causing, suffering, or permitting the storage, treatment, use, generation or disposal of any Permitted Materials in, on, about or from the Leased Premises (other than reasonable amounts of normal office supplies).

                  B. By January 15 of each year, Tenant shall furnish to Landlord a list of all Permitted Material Managed on the Leased Premises during the prior year.

                  C. For purposes of this Lease, the following terms shall mean the following:

                  "Permitted Materials" means reasonable amounts of Hazardous Materials that are Managed in the ordinary course of Tenant's business and use of the Leased Premises for the purposes set forth in the Summary Page, provided such Permitted Materials are properly Managed in accordance with applicable Environmental Laws.

                  "Hazardous Materials" means (i) asbestos in any form, (ii) urea formaldehyde foam insulation, (iii) PCBs, (iv) any substance or waste which may pose a hazard to the health or safety of the occupants of the Building, (v) petroleum or petroleum byproducts, or (vi) any flammable explosives, radioactive or hazardous material, hazardous or solid waste, hazardous or chemical substance, or any pollutant or contaminant, defined in, listed, or regulated pursuant to any Environmental Law.

                  "Manage" means to store, utilize, generate, handle, treat, transport or dispose of.

                "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.
Sections 9601 et seq), and the regulations promulgated pursuant thereto, or any other federal, state or local environmental law, ordinance, rule, directive, order, common law ruling, regulation or statute relating to pollution or protection of human health or the environment.

                "Environmental Liabilities" means all costs, expenses, and liabilities with respect to the presence or Management of Hazardous Materials, any Hazardous Materials Release or Response Action, including, without limitation, permits and licenses required pursuant to Environmental Law; any damages for injury to person, property or natural resources; claims for the cost or performance of Response Actions; and discharge and satisfaction of all liens, encumbrances and restrictions on the Leased Premises relating to the foregoing.

                "Hazardous Materials Release" shall mean any actual or threatened release, spill, leak, pumping, pouring, emitting, emptying, discharge, injection, escaping, leaching dumping or disposing into the environment (air, land or water) of any Hazardous Materials.

                "Response Action" shall mean actions to investigate, study, sample, test, remove, remediate, cleanup or take other actions in response to the presence of Hazardous Materials.

         12. ENVIRONMENTAL

                A. Except for Permitted Materials, Tenant will not introduce, or permit or suffer the introduction of, Hazardous Materials within the Leased Premises or the Project.

                B. In connection with its use and occupancy of the Leased Premises, Tenant (i) shall comply with applicable Environmental Laws, (ii) shall obtain, maintain and comply with all necessary permits required by Environmental Laws for the operation of Tenant's business at the Leased Premises, (iii) shall not Manage (or permit or acquiesce in the Management of) any Hazardous Materials at or from the Leased Premises, except for Permitted Materials; (iv) will not cause or allow any discharge or disposal of any Hazardous Materials, other than Permitted Materials, to floors, floor drains, storm or sanitary sewer systems, and will not cause or allow any discharge or disposal of Hazardous Materials to surface or ground water or the Land surface; (v) shall cause its employees, agents, licensees, invitees, contractors and other parties under the supervision or control of Tenant (collectively, "Tenant's Agents") to comply with the representations, warranties and covenants contained in Sections 11 and 12; and
(vi) shall provide information and documents within its possession or control related to Tenant's compliance with Environmental Laws and the terms of Sections 11 and 12, upon the written request of Landlord.

                C. In the event Tenant or any of Tenant's Agents violates or is found to be in violation of any Environmental Law with respect to the Leased Premises or their activities conducted thereon, Tenant shall promptly cure such violation. In the event of any Hazardous Materials Release at, on, under, from or about the Leased Premises or the Project caused by Tenant or any of Tenant's Agents, Tenant shall promptly undertake such Response Actions as are necessary to comply with Environmental Laws and restore the Leased Premises and any affected property to their condition prior to such Hazardous Materials Release. Tenant shall obtain

Landlord's approval in advance of undertaking any Response Action at the Leased Premises (except in the event of exigent circumstances, in which case Tenant shall commence Response Actions immediately and promptly notify and seek approval from Landlord) and shall promptly cure any violations and promptly undertake and implement any Response Actions within a reasonable period of time, but no later than any cure period allowed by law. Failure to do so shall constitute a default under this Lease (without any notice to Tenant required), and Landlord may (but shall not be obligated to) do whatever is necessary to comply with Environmental Laws or respond to the Hazardous Materials Release, acting either in its own name or in the name of Tenant pursuant to this Section, and the reasonable cost thereof, shall be borne by Tenant and thereupon become due and payable as additional rent hereunder. Tenant shall give to Landlord and its agents and employees access to the Leased Premises for such purposes and hereby specifically grants to Landlord a license to remove Tenant's Hazardous Materials and take such other actions as are necessary or prudent to comply with Environmental Laws, acting either in its own name or in the name of the Tenant pursuant to this Section.

               D. Landlord agrees to provide Tenant with a copy of a Phase I Environmental Assessment prior to commencement of the Term. Landlord hereby indemnifies and holds Tenant and each of its officers, directors, shareholders, managers, employees and agents harmless from, against, for and in respect of, Environmental Liabilities to the extent arising from the presence of Hazardous Materials on the Leased Premises prior to commencement of the Term.

               E. Tenant hereby indemnifies and holds Landlord and each of its officers, directors, shareholders, managers, employees and agents harmless from, against, for and in respect of, any and all damages, losses, orders, sanctions, settlement payments, obligations, liabilities, claims, actions or causes of actions, encumbrances, fines, penalties, and reasonable costs and expenses suffered, sustained, incurred or required to be paid by any such indemnified party (including, without limitation, reasonable fees and disbursements or attorneys, engineers, laboratories, contractors and consultants) because of, or arising out of or relating to (i) Tenant's breach of any of its representations, warranties and covenants under this Section, and (ii) any Environmental Liabilities to the extent caused by the acts or omissions of Tenant or Tenant's Agents in connection with the Leased Premises.

               F. Tenant shall immediately notify Landlord in writing of the occurrence of any Hazardous Materials Release, violations of Environmental Laws, pending or threatened regulatory actions, or claims made by any governmental authority or third party relating to any Hazardous Materials or Hazardous Materials Release at, on, under or from the Leased Premises, and shall promptly furnish Landlord with copies of any correspondence, legal pleadings or other documents in connection therewith. Landlord shall have the right (but not the obligation) to notify any governmental authority of any information which comes to its attention with respect to any Hazardous Materials or Hazardous Materials Release on or from the Leased Premises.

              G. Upon expiration of the Term, Tenant shall deliver the Leased Premises to Landlord free of Hazardous Materials introduced by Tenant or Tenant's Agents and free of any liens, encumbrances and restrictions relating to Environmental Liabilities caused by or resulting from any act or omission of Tenant or any of Tenant's Agents so that the environmental condition of the Leased Premises shall conform with all applicable Environmental Laws and shall be substantially the same as at the beginning of the Term.

                H. In the event a lien is filed against the Land or Building by a governmental or quasi-governmental authority with respect to Environmental Laws, arising from an intentional or unintentional act or omission of Tenant or any of Tenant's Agents, Tenant shall, within twenty (20) days from the date that Tenant is notified that the lien has been placed against the Land or Building or within such shorter period if such government authority has commenced steps to cause the Land or Building to be sold pursuant to the lien, either (i) cause said lien to be removed from the Land or Building, and/or (ii) furnish a bond or title insurance endorsement regarding such lien in form and substance satisfactory to Landlord in Landlord's sole, absolute discretion.

                I. Tenant agrees that Landlord and its agents and contractors shaft have the right (but not the obligation) at reasonable times to conduct such environmental inspections and tests ("Inspections") of the Leased Premises as Landlord shall reasonably deem necessary or advisable, and Tenant hereby grants to Landlord and its agents and contractors the right to enter the Leased Premises to perform the same. Unless such Inspections could not be performed effectively during non-business hours, they shall be conducted during non-business hours. Landlord shall notify Tenant no less than forty-eight (48) hours prior to any Inspection, except in emergencies, when no notice shall be required. Landlord shall pay the cost of any Inspection unless the same discloses a violation of Environmental Laws or the presence of any Hazardous Materials other than Permitted Materials on the Leased Premises or any other property caused by Tenant or any of Tenant's Agents, in which case Tenant shall pay the cost thereof.

                J. The foregoing indemnification and responsibilities of Tenant under this Section shall survive the termination or expiration of this Lease, except that the indemnification in Section 12.E shall expire two (2) years after the Lease is terminated if Tenant, at its sole cost and expense, demonstrates to Landlord that Tenant has no liability to Landlord under Section 12.E. Tenant shall be deemed to have made the demonstration described in the previous sentence if Tenant delivers to Landlord an environmental report prepared by an environmental consultant acceptable to Landlord which concludes that there are no Hazardous Materials at, on, under, or released from the Leased Premises that could be attributed to the operations of Tenant or Tenant's Agents.

            13. DEFAULT AND REMEDIES

                A. The following events shall be deemed to be events of default by Tenant under this Lease:

                   (i) Tenant shall have failed to pay any installment of rent or any other charge provided herein, or any portion thereof, within five (5) days after the same shall be due and payable and such failure shall continue for seven (7) days after written notice from Landlord to Tenant of such failure; provided, however, that Tenant shall not be entitled to more than two (2) notices of such failure during any period of twelve (12) consecutive months and if after two (2) such notices are given in any period of twelve (12) consecutive months, Tenant fails, during such period of twelve (12) consecutive months, to pay any such amounts within five (5) days after the same shall become due or payable, such failure shall constitute an event of default by Tenant without further notice by Landlord; or

               (ii) Tenant shall have failed to comply with any other provisions of this Lease and shall not cure such failure within forty-five (45) days after Landlord, by written notice, has informed Tenant of such noncompliance (in the case of a default which cannot with due diligence be cured within a period of forty-five (45) days, Tenant shall have such additional time to cure same as may be reasonably necessary, provided Tenant proceeds promptly and with due diligence to cure such default after receipt of said notice); or

               (iii) Tenant or its Guarantor shall file in any court a petition in bankruptcy or insolvency or for the reorganization or arrangement within the meaning of the present or any future federal or state bankruptcy act for the same or similar relief, or for the appointment of a receiver or trustee of all or a portion of Tenant's or such guarantor's property; or

               (iv) An involuntary petition of the kind referred to in subparagraph (iii) herein shall be flied against Tenant or its Guarantor, and such petition shall not be vacated or withdrawn within one hundred fifty (150) days after the date of filing thereof, or

               (v) Tenant or its Guarantor shall make an assignment for the benefit of creditors; or

               (vi) Tenant or its Guarantor shall be adjudicated a bankrupt; or

               (vii) A receiver shall be appointed for the property of Tenant or its Guarantor by a court of competent jurisdiction; or

               (viii) Tenant shall cease to conduct its normal business operations in the Leased Premises or shall vacate or abandon the Leased Premises and leave same vacated or abandoned for a period of twenty (20) days; or

               (ix) Tenant shall do or permit to be done anything which creates a lien upon the Leased Premises which is not paid, discharged or bonded over promptly after written notice to Tenant;

then Landlord may elect either (a) to cancel and terminate this Lease or (b) to terminate Tenant's right to possession only without terminating the Lease.

               B. In the event of Landlord's election to terminate Tenant's right to possession only, Landlord may, at Landlord's option, enter into the Leased Premises and take and hold possession thereof, without such entry into possession terminating this Lease or releasing Tenant in whole or in part from Tenant's obligation to pay the rent and other charges hereunder for the full stated Term, such amounts shall continue to be due on the days such rent and other charges are due under this Lease, except that the Unamortized Tenant Improvement Cost shall be due and payable immediately upon demand by Landlord. Upon such re-entry, Landlord may remove all persons and property from the Leased Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. Upon and after entry into possession without termination of the Lease, Landlord shall as reasonable efforts to relet the Leased Premises, or any part thereof, for the account of Tenant, to any person, firm or corporation, other than Tenant, for such rent, for such time and upon such terms as Landlord shall determine and deem proper, and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instruction given by Tenant about such reletting. In any such case, Landlord may clean, make repairs, and redecorate or remodel the premises to the extent deemed by Landlord necessary or desirable, and Tenant shall, upon demand, pay the reasonable costs thereof, together with Landlord's reasonable expenses of reletting, including commissions. If the consideration collected by Landlord upon any such reletting for Tenant's account, and after deducting all reasonable expenses incident thereto, including brokerage fees and legal expenses, is not sufficient to pay monthly the full amount of the rent provided in this Lease, Tenant shall pay to Landlord the amount of each monthly deficiency upon demand. In the event that Landlord shall have terminated Tenant's fight to possession only, Landlord shall have the right to cancel and terminate this Lease by serving three (3) days' written notice on Tenant of such further election and to pursue any remedy provided in Section 13.C below.

                C. In the event of Landlord's termination, Landlord may, in addition to any. other remedy at law or in equity that may be available to Landlord, hold Tenant liable for damages in an amount equal to the rent and other charges that would have been owing by Tenant hereunder for the balance of the Term had this Lease not been terminated, less the proceeds, if any, of any reletting of the Leased Premises by Landlord subsequent to such termination, deducting therefrom Landlord's reasonable costs and expenses of reletting as provided in Section 13.B. Landlord shall be entitled to collect such damages monthly from to Tenant on the days on which rent would have been payable hereunder if the Lease had not been terminated, except that the Unamortized Tenant Improvement Cost shall be due and payable immediately upon demand by Landlord.

                D. If Tenant shall fail to remove any of Tenant's personal property upon the abandonment thereof or upon the termination of this Lease for any cause whatsoever, Landlord, at its option, may remove the same in any commercially reasonable manner that it shall choose and store the said effects without liability to Tenant for toss thereof in any public or private warehouse, and Tenant agrees to pay Landlord on demand any and all reasonable expenses incurred in such removal, including court costs and reasonable attorney's fees and storage charges on such personal property for any length of time the personal property shall be in storage; or Landlord, at its option, without notice, may sell said personal property, or any of the same, at public or private sale and without legal process, for such prices as Landlord may obtain, and apply the proceeds of such sale upon any amounts due under this Lease from Tenant to Landlord and upon the expense incidental to the removal, storage and sale of the personal property, any excess shall be retained by Landlord unless demanded by Tenant within thirty (30) days after sale.

                E. In the event of any breach hereunder by Tenant, Landlord may immediately or at any time thereafter, without notice, cure such breach for the account and at the expense of

Tenant. If Landlord at any time by reason of such breach is compelled to pay, or elects to pay, any reasonable sum of money or do any reasonable act which will require the payment of any reasonable sum of money, or is compelled to incur any expense, including reasonable attorney's fees, the sum or sums so paid by Landlord, with interest thereon at the rate specified in Section 2.E from the date of payment, thereof, shall be deemed to be due from Tenant to Landlord on the first day of each month following the payment of such respective sums or expenses.

                F. If at any time or times hereafter, if by reason of default, eviction or other action at law or equity, Landlord employs counsel for advice with respect to this Lease or any related landlord-tenant law issue, or employs counsel to intervene, file an eviction, complaint, notice, answer, motion or other pleading in any suit or proceeding relating to this Lease or the tenancy relationship, or to attempt to collect rents under or to enforce this Lease against Tenant, its assign(s) or subtenant(s), then, in any of such events, all of the reasonable attorney's fees arising from any such legal services, and any expenses, costs and charges relating thereto, shall be an additional liability owing hereunder by Tenant to Landlord and shall be payable on demand.

                G. Tenant hereby expressly waives, to the full extent waivable, any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Leased Premises by reason of the violation by Tenant of any of the covenants or conditions of this Lease, or otherwise.

                H. In the event of Tenant's default hereunder, Landlord may, in addition to all other rights and remedies, re-enter the premises, change any and all of the locks on doors or other barriers, and distrain, seize, remove or store all property upon the Leased Premises. Tenant hereby agrees that all such acts by Landlord shall not constitute an eviction, constructive or otherwise, shall not terminate this Lease, and shall not render Landlord liable for trespass, forcible entry and detainer, conversion, or in any other way, whatsoever. Tenant shall pay all reasonable costs and expenses incurred by Landlord in doing such acts. If the default is not corrected within the time periods set forth in Section 13.A, Landlord may dispose of Tenant's personal property, without further notice to Tenant, as described in Section 13.D.

                I. Tenant waives and disclaims any present or future right to withhold any rental payment or any other payment due under this Lease, or to set-off in any action for rental, against any obligation of Landlord, however incurred, and Tenant hereby agrees that it will not claim or assert any right to so withhold or set-off.

                J. Should Landlord be in default under the terms of this Lease, Landlord shall have reasonable and adequate time in which to cure the same after written notice by Tenant to Landlord.

      14.       ASSIGNMENT OR SUBLETTING

                A. It is agreed that neither the Leased Premises nor any part thereof shall be sublet, nor shall this Lease be assigned, by Tenant without the written consent of the Landlord having been first obtained, which consent shall not be unreasonably withheld or delayed. No assignment for the benefit of creditors, or by operation of law, shall be effective to transfer any rights to an assignee without the written consent of Landlord having been first obtained. Notwithstanding the foregoing, Tenant may assign this Lease or sublet the Leased Premises to any affiliated entity that controls, is controlled by or is under common control with Tenant.

               B. It is agreed that if this Lease be assigned without Landlord's consent, or if the Leased Premises or any part thereof be sublet or occupied by anyone other than Tenant without Landlord's consent, Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein specified, and no such collection shall be deemed a waiver of the covenant herein against assignment and subletting, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the complete performance by Tenant of the covenants herein contained on the part of Tenant to be performed. Notwithstanding any assignment or sublease, Tenant shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease.

              C. Landlord in any case (except to an affiliate of Tenant as provided in subsection A) shall have the right, at its sole option, to terminate this Lease with respect to that portion of the Leased Premises covered by any assignment rather than have it assigned, in which event the base rent and Tenant's Pro Rata Share of Operating Expenses shall be proportionally adjusted.

         15. ENCUMBRANCES

               A. It is agreed that this Lease is subject and subordinate to the lien of any trust deeds or mortgages now on or which at any time may be made a lien upon the Leased Premises, or the Project in which the Leased Premises are situated, or Landlord's interest therein, and to all advances made or hereafter to be made upon the security thereof. Tenant agrees to execute and deliver upon request such further instrument or instruments subordinating this Lease to the lien of any such trust deeds or mortgages as shall be reasonably required by any mortgagee or proposed mortgagee. Tenant's subordination to a trust deed, mortgage, trust or other encumbrances of the Project shall be contingent upon Tenant's receipt from the holder thereof of a non-disturbance agreement prepared on such holder's standard form; provided, however, receipt of such non-disturbance agreement shall be conditioned upon Tenant not being in default hereunder and holder's reasonable approval of Tenant's financial condition. Such non-disturbance agreement will provide in substance that so long as Tenant complies with the terms, covenants and conditions of this Lease, the party succeeding to Landlord's interest will recognize this Lease.

              B. At any time, and from time to time, Tenant and Landlord agree, upon request in writing from the other party, to execute, acknowledge and deliver to the other party a statement in writing certifying that this Lease is unmodified and in full force and effect or if there have been modifications, that the same is in full force and effect as modified and stating the modifications and the dates to which rent, herein stipulated, and other charges have been paid, or, if there exists any default under this Lease, describing the nature of such default.

               C. In the event of any sale of the Leased Premises by Landlord, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring aider the consummation of such state; and the purchaser, at such sale or any subsequent sale of the Leased Premises, shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of Landlord under this Lease.

            16. EMINENT DOMAIN

              A. If the whole of the Leased Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose or shall be conveyed in lieu thereof (in any such case a "taking"), or if any part of the Leased Premises or the Project shall be taken and such partial taking renders the Leased Premises unsuitable for the business of Tenant, then the Term of this Lease shall cease and terminate as of the date of the transfer of title, all rentals shall be paid up to that date, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

              B. In the event of a partial taking of the Leased Premises or the Project that is not extensive enough to render the Leased Premises unsuitable for the business of Tenant, this Lease shall continue in full force and effect with respect to that portion of the Leased Premises not taken, Landlord, to the extent possible, shall promptly proceed to restore the Leased Premises to a condition comparable to its condition immediately prior to such taking (less the portion lost through the taking), and the rent payable by Tenant hereunder shall be equitably abated during such period of restoration and proportionately and equitably reduced thereafter.

              C. All compensation or damages for any taking shall belong to and be the property of Landlord without participation by Tenant; however, Tenant may make any claim for loss or damages directly against the condemning authority, provided that such claim does not diminish, delay or otherwise adversely affect Landlord's award.

            17. MUTUAL WAIVER OF SUBROGATION

               Anything in this Lease to the contrary notwithstanding, neither Landlord nor Tenant shall be liable to the other for any business interruption or any loss or damage to property or injury to or death of persons occurring on the Leased Premises or the adjoining properties, sidewalks, streets or alleys, or in any manner growing out of or connected with Tenant's use and occupation of, or Landlord's operation and maintenance of: the Leased Premises, or the condition thereof: or of sidewalks, streets or alleys adjoining, caused by the negligence or other fault of Landlord or Tenant or of their respective employees, agents, guests, invitees, licensees, subtenants or assignees, to the extent that such business interruption or loss or damage to property or injury to or death of persons is covered by or indemnified by proceeds received from insurance carried by the other party (regardless of whether such insurance is payable to or protects Landlord or Tenant or both) or for which such party is otherwise reimbursed; and Landlord and Tenant each hereby respectively waives all right of recovery against the other, its employees, agents, guests, invitees, licensees, subtenants and assignees, for any such loss or damage to property or injury to or death of persons to the extent the same is covered or indemnified by proceeds received from any such insurance, or for which reimbursement is to otherwise received. Nothing in this Section contained shall be construed to impose any other or greater liability upon either Landlord or Tenant than would have existed in the absence of this Section. Landlord and Tenant will cause their respective insurers to issue appropriate waiver of subrogation fights endorsements to all appropriate policies of insurance carried in connection with the Project and the Leased Premises or the contents of either of them whereby such insurers consent to the mutual releases of liability contained in this Section.

            18. ADDITIONAL COVENANTS AND AGREEMENTS

               A. Tenant covenants and agrees to comply with all lawful orders, regulations and requirements issued by any federal, state or municipal government, or any department or division thereof, insofar as the same are applicable to the possession and occupancy of the Leased Premises; Landlord covenants and agrees to comply with all lawful orders, regulators and requirements issued by any federal, state or municipal government or any department or division thereof, insofar as the same are applicable to the Project. Tenant further covenants not to use the Leased Premises for any purposes now or hereafter prohibited by the laws of the United States, the state in which the Project is located or applicable ordinances or for any purpose inconsistent with a building of the type and nature of the Project. Notwithstanding the foregoing, Tenant shall be responsible for all costs of compliance with the Americans with Disabilities Act (ADA) as a result of Tenant's occupancy of the Leased Premises and any additional costs incurred by Landlord as a result of such occupancy shall be paid by Tenant.

               B. Tenant covenants and agrees to indemnify and hold harmless Landlord, its officers, directors, shareholders, managers, agents and employees, from and against all liability, obligations, claims, damages, penalties, causes of action, costs and expenses, including without limitation, reasonable attorneys' fees, imposed upon, incurred by or asserted against Landlord or any of its officers, agents or employees by reason of any of the following is occasioned wholly or in part by any act or omission of Tenant or any of its employees, agents, guests, invitees, licensees or anyone claiming by, through, or under Tenant (and the term "Tenant" as used in this paragraph shall be deemed to mean all such parties): (i) any accident, injury to or death of any person or loss of or damage to any property occurring in, upon, at, or from the Leased Premises or arising from or out of any occupancy by Tenant of the Leased Premises; (ii) any act or omission of Tenant; (iii) any use which may be made of, or condition existing upon, the Leased Premises; (iv) any improvements, fixtures or equipment upon the Leased Premises; (v) any failure on the part of Tenant to perform or comply with any of the provisions, covenants or agreements of Tenant contained in this Lease; (vi) any violation of any law, ordinance, order, rule or regulation of governmental authorities having jurisdiction over Tenant, Tenant's employees, agents, guests, invitees or licensees or anyone claiming by, through or under Tenant; or (vii)any repairs, maintenance, improvement, alteration or addition to the Leased Premises made by, through or under Tenant.

              C. Tenant covenants and agrees that, in case any action, suit or proceeding is brought against Landlord or any of its officers, agents or employees by reason of any of Tenant's indemnification obligations under this Lease, Tenant shall, upon notice from Landlord, at Tenant's sole cost and expense, defend Landlord or such officer, agent or employee in any such action, suit or proceeding by counsel reasonably satisfactory to Landlord.

                D. Tenant waives and releases any claims Tenant may have against Landlord or Landlord's officers, agents or employees for loss, damage or injury to person or property sustained by Tenant, Tenant's employees, agents, guests, invitees or licensees or anyone claiming by, through or under Tenant, resulting from any cause whatsoever other than Landlord's gross negligence or willful misconduct. Neither Landlord nor its officers, agents or employees shall be liable to Tenant for any damage by or from any act or negligence by any co-tenant or other occupant of the Building or by any owner or occupant of adjoining or contiguous property. Tenant acknowledges that Landlord has no obligation to provide security for the Leased Premises or the Project. All property belonging to Tenant or any occupant of the Leased Premises shall be maintained at the sole risk of Tenant or such occupant, and neither Landlord nor any of its officers, agents or employees shall be liable for any damage to or theft or misappropriation of such property, nor for any damage to property entrusted to any of Landlord's officers, agents or employees.

                E. Without the prior written consent of Landlord and except as provided in the Plans, Tenant shall not place or display any sign, advertisement, notice or other lettering on any part of the outside of the Leased Premises or the Project of which they form a part, or on the surface of any exterior glass, attach any awning or other projections to the outside walls of the Leased Premises, or install any window shades, blinds, drapes or other window covering or any internal lighting that may be visible from the exterior of the Leased Premises.

                F. No act or thing done by Landlord or Landlord's agents during the Term hereof, or any extension hereof, shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Leased Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord, or of Landlord's agents, shall not operate as a termination of this Lease or a surrender of the Leased Premises. No payment by Tenant, or receipt by Landlord, of a lesser amount than the rent and other charges herein stipulated, shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check, or payment as rent, be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy available to Landlord.

                G. Tenant agrees to furnish to Landlord annual audited financial statements of the Guarantor, Jenoptik AG within one hundred fifty (150) days after the end of each fiscal year. If additional information is required by Landlord to secure a loan on the property, M & W Holding and/or Jenoptik AG will furnish such information in a format that does not disclose any proprietary information.

                H. At the election of the encumbrancer, Tenant shall, in the event of any foreclosure of any encumbrances, attorn to the purchaser upon any such foreclosure sale and recognize such purchaser as the Landlord of this Lease.

                I. Tenant covenants and agrees that no diminution of light, air or view by any structure that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of rent or other charges under this Lease, result in any liability of Landlord to Tenant, or in any way affect this Lease or Tenant's obligations hereunder.

            19. NO PARTNERSHIP, JOINT VENTURE OR AGENCY

                It is expressly understood that Landlord and Tenant are not partners or joint venturers and that Landlord has no right, title or interest in and to the business of Tenant, and that Landlord has no right to represent or bind Tenant in any respect whatsoever, and that nothing herein contained shall be deemed, held or construed as making Landlord a partner, joint venturer or associate of Tenant, nor as rendering Landlord liable for any debts, liabilities or obligations incurred by Tenant. Neither is the relationship between Landlord and Tenant that of principal and agent. It is expressly understood that the relationship between the parties hereto is, and shall at all times remain, that of Landlord and Tenant.

            20. HOLDING OVER

                It is agreed that if, after the expiration of this Lease, Tenant shall, with Landlord's consent, remain in possession of the Leased Premises and shall continue to pay rent without written agreement as to such possession, Tenant shall be regarded as a tenant from month to month, at a monthly rental, payable in advance, equal to two (2) times the monthly rental for the last full month immediately prior to said expiration (unless at least six (6) months prior to expiration of the Lease the Tenant, in writing, notifies Landlord of Tenants desire to extend the Lease for an additional three (3) months, then for that three (3) month period the monthly rental will be equal to 1.1 times the monthly rental for the last full month immediately prior to said expiration), and shall otherwise be subject to all the terms and conditions of this Lease.

            21. QUIET ENJOYMENT

                Upon payment by Tenant of the rents and other charges herein provided, and upon the observance and performance of all of the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the Term hereby leased without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease.

            22. LANDLORD'S RESERVED RIGHTS

                Landlord shall have the following rights, exercisable without notice to Tenant (except as expressly provided herein) and without liability to Tenant for damage or injury to persons, property or business (except to the extent the same is caused by Landlord's gross negligence or willful misconduct) and without being deemed an eviction or disturbance of Tenant's use or occupancy of the Leased Premises or giving rise to any claim for setoff or abatement of rent: (i) to change the building name or street address upon thirty
(30) days prior written notice to Tenant; (ii) to install, alter and maintain signs on the exterior and/or interior of the Building and any place on the Project, except within the Leased Premises; (iii) at any normal business hour, to enter the Leased Premises to view and inspect the same, to exhibit the Leased

Premises to prospective lenders, prospective purchasers or, within the last six
(6) months of the Term and upon reasonable notice to Tenant, prospective tenants (with the understanding that Tenant may restrict viewing of or access to confidential or proprietary processes), to post notices of non-responsibility, to supply any service to be provided by Landlord or Tenant hereunder, and to make such repairs, alterations, improvements and additions to the Leased Premises or the Project that Landlord may deem necessary or desirable, and for that purpose may erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that the entrance to the Leased Premises shall not be blocked thereby and further providing that the business of Tenant shall not be interfered with unreasonably; (iv) to enter the Leased Premises at all times for the purpose of responding to an actual or apparent emergency, and in such event to use any and all means that Landlord may deem proper to open doors and/or gates to obtain entry to the Leased Premises; (v) to enter and alter, renovate and redecorate the Leased Premises for reoccupancy either during the last month of the Term if, during or prior to such time, Tenant has vacated the Leased Premises or any time after Tenant abandons the Leased Premises; (vi)to grant to any party the exclusive right to conduct any business or render any service in the Project, provided such exclusive right shall not operate to exclude Tenant from using the Leased Premises for the purpose expressly permitted by this Lease; (vii) to place on the Project a sign or signs advertising the Project for sale or, during the last six (6) months of the Term, the Leased Premises for lease, and (viii) to make such reasonable rules and regulations, and amendments thereto, as Landlord deems necessary or desirable, which shall be as binding on Tenant as if set forth herein, provided they shall apply uniformly to all the tenants in the Project and are not consistent with other terms and conditions of this Lease. Nothing herein contained shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care, maintenance or repair of the Project or any part thereof except as otherwise herein specifically provided.

            23. FORCE MAJEURE

                Anything in this Lease to the contrary notwithstanding, providing such cause is not due to the willful act or neglect of the party, neither party shall be deemed in default with respect to the performance of any of terms, covenants and conditions of this Lease if the same shall be due to any strike, lockout, civil commotion, war-like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations, controls, restrictions or delays, inability to obtain any materials, services, zoning, Project permits, Acts of God, fire or other unavoidable casualty, earthquake, floods, explosions, actions of the elements, extreme weather conditions, undue precipitation, other weather conditions, delays caused by the other party or other cause beyond the reasonable control of the party.

            24. MISCELLANEOUS

                A. It is understood by the parties hereto that neither this Lease nor any memorandum hereof may be recorded by Tenant without Landlord's prior written consent.

                B. The submission of this Lease for examination or execution does not constitute a reservation of or option for the Leased Premises, and this Lease becomes effective as a lease only upon execution and delivery thereof by Landlord and Tenant.

                C. Any notice which may be required to be given hereunder from either of the parties to the other shall be in writing and shall be personally delivered, sent by a reputable courier service, or mailed by certified mail, return receipt requested, with proper postage prepaid, addressed, if to Tenant at the address set forth in the Summary Sheet prior to occupancy and at the address of the Leased Premises after occupancy, and if to Landlord at the address set forth in the Summary Sheet, or at such other address as either party may hereafter fix, by notice in writing to the other. If notice is sent by certified mail, said notice shall be effective upon being deposited in the United States Mail; however, the time period in which a response to any such notice must be given shall begin to run from the date of receipt on the return receipt of the notice. Notice delivered by personal service or courier shall be effective upon delivery to an officer, director or agent of Tenant or an officer, manager or agent of Landlord. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of notice sent.

                D. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and are not dependent and Tenant shall not be entitled to any setoff of the rent or other amounts owing hereunder against Landlord if Landlord fails to perform its obligations set forth herein.

                E. No assent, expressed or implied, to any breach of any one or more of the covenants or agreements hereof, nor the delay of Landlord in the assertion of any rights hereunder, shall be deemed to be taken to be a waiver of any succeeding or other breach. The various rights, remedies, powers, options and elections of Landlord or Tenant reserved, expressed or contained in this Lease are cumulative and no one of them shall be deemed to be exclusive of the others or of such other rights, remedies, powers, options or elections as are now or may hereafter be conferred upon Landlord or Tenant by law.

                F. Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties by Landlord, its agents or employees, except such as are expressed herein,

                G. Landlord and Tenant each covenant to pay, hold harmless and indemnify the other from and against any and all cost, expense (including, but not limited to, reasonable attorneys' fees) or liability for any compensation, commission, charge or claim (whether or not meritorious) by any broker, finder or other person with respect to this Lease or the negotiation thereof as a result of the dealings of the indemnifying party, other than any broker listed as a Participating Broker on the Summary Page. The Participating Broker shall be compensated by Landlord.

                H. Notwithstanding anything to the contrary herein, Landlord's liability under the Lease shall be limited to Landlord's interest in the Project.

                I. No amendment or modification of this Lease, or any approvals or contents of Landlord required under this Lease, shall be valid or binding unless reduced to writing and executed by the parties hereto in the same manner as the execution of this Lease.

                J. Notwithstanding any other provision contained herein, the indemnification obligations of either party under any provision of this Lease shall survive the expiration or earlier termination of this Lease.

                K. The term "Landlord" means so far as obligations of Landlord are concerned, only the owner of the Building at the time in question and, if any transfer of the title occurs, Landlord herein named (and in the case of any subsequent transfers, the then grantor) is automatically released from and after the date of such transfer of all liability thereafter accruing as respects performance of any obligations of Landlord thereafter to be performed. Any funds in Landlord's possession at the time of transfer in which Tenant has an interest will be turned over to the grantee and any amount then due Tenant under this Lease will be paid to Tenant.

                L. Time is of the essence with respect to every provision of this Lease in which time or performance is a factor.

                M. Wherever the words "Landlord" and "Tenant" are used in this Lease, they shall include "Landlords" and "Tenants" and shall apply to persons, both men and women, companies, associations, partnerships, corporations, limited liability companies, trusts and other entities. The section headings are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope or intent of this Lease.

                N. The Exhibits and Addenda, if any be hereto attached, are made a part hereof and shall be binding upon the parties hereto as if the same were contained herein, and if any provision of any Exhibit or Addendum shall conflict in any manner with any other provision of this Lease, the provision of the Exhibit or Addendum shall prevail. The Summary Page attached hereto is made a part hereof and shall be binding upon the parties hereto, and if any provision thereof shall conflict in any manner with any other provision of this Lease or any Exhibit or Addendum, the provision of Lease, Exhibit or Addendum shall prevail.

                O. All the terms, conditions and covenants to be observed and performed by the parties hereto shall be applicable and binding upon their heirs, executors, administrators, successors and assigns.

                P. The invalidity or unenforceability of any provision of this Lease shall not effect or impair the validity of any other provision. The laws of the state in which the Project is located shall govern the interpretation, validity, performance and enforcement of this Lease.

                Q. In the event of any litigation or arbitration arising out of this Lease between Landlord and Tenant, the prevailing party shall be awarded all reasonable costs and expenses thereof, including attorneys' fees, in addition to any other damages.

                R. As a condition to Landlord's execution of this Lease, Tenant's parent company, Jenoptik AG, a German corporation (the "Guarantor"), shall unconditionally guarantee Tenant's obligations under this Lease by the execution of the Guarantee of Lease attached hereto as Exhibit H and delivered to Landlord with this Lease.

        IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and year first above written.

                           Tenant:

                           JENOPTIK INFAB, INC.

                             By:  /s/ Timothy H. Ramsey
                                  -------------------------------
                             Name:  Timothy H. Ramsey
                                  -------------------------------
                             Title: President
                                  -------------------------------

                           Landlord:

                           CLEARFIELD INVESTMENTS, LLC
                           By:  /s/ C. William Kephart
                                ---------------------------------
                                C. William Kephart - Manager

                                   EXHIBIT A

                               LEGAL DESCRIPTION

Lot 2 in CENTENNIAL BUSINESS CENTER NO. 1, in the City of Colorado Springs, El Paso County, according to the plat thereof recorded in Plat Book Y-3 at Page 72 as amended by Engineer's Statement recorded July 5, 1985 in
Book 5031 at Page 609.

                                   EXHIBIT B

                                   SITE PLAN

                          Photo Stencil Assigned Area
                              [Graphic not shown]


                                   EXHIBIT B
                                   SITE PLAN

                                   EXHIBIT C

                           TENANT IMPROVEMENT COSTS

         Lease Rate is based on projected buildout cost of $22.00 per square foot for a total of $310,930.80. Tenant Improvement Costs includes, but is not limited to, (i) all architectural and engineering fees and expenses, (ii) all contractor and construction manager costs and fees, (iii) all permits and taxes, and (iv) all Landlord's legal fees incurred in conjunction with this lease.

         Any increase or decrease in the actual Tenant Improvement Costs from the $310,930.80 estimate will raise or lower the rent by the increase or decrease in the estimate, plus a 10.0% interest charge or credit amortized over the five (5) years of the lease. (e.g. assuming a $20,000 difference from the estimate plus 10% interest over the five (5) year Lease term would result in a $429.95 monthly adjustment to the monthly rent.)

         Cost breakout by contractor will not be available until after project is bid in early February 1999.

                         [FLOOR PLAN Graphic not shown]

                                   EXHIBIT D

                             CONSTRUCTION SCHEDULE

        The Leased Premises shall be "Ready for Occupancy" on April 15, 1999, based on the following conditions (and subject to Section 3.C):


         1.       Agreement in principal by Jan. 23, 1999

         2.       Lease signed by Feb. 1, 1999

         3.       Plans and Work Letter finalized by Feb. 15, 1999

         4.       Project bid received by Feb. 22, 1999

         5.       Cost review and final modifications by Feb. 28, 1999

         6.       Building Permit by Mar. 1, 1999

         7.       Construction started by Mar. 1, 1999

                                    EXHIBIT E

                         LANDLORD SERVICES AND EXPENSES

1.       LANDLORD SERVICES

         Landlord covenants and agrees so long as the Tenant is not in default under any of the covenants of this Lease to furnish for Tenant the following services (to the extent not separately metered to the Leased Premises, payment for which shall be Tenant's responsibility):

            A. Heating and air conditioning in season, to the Common Area during normal business hours, in such amounts and at such temperatures as are considered by Landlord to be reasonable (heating and air conditioning will be separately metered to the Leased Premises);

            B. Water, hot and cold, at those points of supply on the Common Area provided for general use of Tenants (water will be separately metered to the Leased Premises);

            C. Electric current for ordinary use to the Common Area (electricity will be separately metered to the Leased Premises);

            D. Janitorial services for cleaning of the Common Area (but not the Leased Premises) five (5) days weekly;

            E. Other utilities service for the Common Area of the Project in the manner and to the extent deemed reasonable by Landlord;

            F. Insurance for the Project as provided in Section 7.B.; Tenant, however, shall, at its sole cost and expense, keep all furniture, fixtures, decorations, interior glass, improvements and equipment in the Leased Premises insured against loss or damage by fire with extended coverage;

            G. Regular maintenance, including without limitation: landscape maintenance, building, roof and parking lot maintenance, snow removal and periodic window cleaning, so as to keep in good order, condition and repair, the Project, Leased Premises and Common Area, except for any damage thereof caused by an act of negligence of Tenant, its employees, agents, guests, licensees or contractors.

In case Landlord is prevented or delayed in furnishing any service as set forth above or otherwise by reason of any cause beyond Landlord's reasonable control, Landlord shall not be liable to Tenant therefor nor shall Tenant be entitled to any abatement or reduction in rent by reason thereof nor shall the same give rise to a claim in Tenant's favor that such absence of service constitutes actual or constructive, total or partial eviction or renders the Leased Premises untenantable. Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed, provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

2.       COMMON AREAS.

         The "Common Area" of the Project is that part of the Project designed and available from time to time for the common use of all tenants, including among other facilities, parking areas, sidewalks, landscaping, curbs, truckways, delivery passages, enclosed and open malls, loading areas, private streets and alleys, lighting facilities, drinking fountains, meeting rooms, public toilets, hallways, lobbies, elevators, service rooms, equipment and the like. Landlord reserves the right to change from time to time the dimensions and location of the Common Area of the Project as well as the dimensions, identity and type of any buildings (except the Leased Premises) of the Project and to construct additional buildings or additional stories on existing buildings or other improvements in the Project. Landlord also reserves the right to dedicate portions of the Common Area and other portions of the Project (except the Leased Premises) for street, park, utility and other public purposes. Tenant and its employees, agents, guests, invitees, licensees, sublessees and assignees shall have the non-exclusive right to use the Common Area, as constituted from time to time, such use to be in common with Landlord, other tenants of the Project and other persons entitled to use the same, and subject to such reasonable rules and regulations governing use as they may be amended from time to time, including the designation of specific areas in which automobiles owned by Tenant, its employees, sublessees, concessionaires and licensees may be parked as provided in Section 6 of the Lease. Tenant shall not take any action which would interfere with the rights of other persons to use the Common Area. Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary to prevent the public from obtaining prescriptive rights or to make repairs or alterations, provided such closure does not unreasonably interfere with Tenant's use or enjoyment of the Leased Premises.

3.       LANDLORD OPERATING COSTS.

            A. The Landlord "Operating Costs" shall be all costs of any kind or nature paid or incurred by Landlord in operating, maintaining and managing the Project in a manner required herein and otherwise deemed by Landlord to be reasonable and appropriate, and shall include but not be limited to the following:

                  (i) all costs of and charges for providing heat, ventilation and air conditioning ("HVAC"), water (including sewer and sanitary and storm drainage costs and taxes based on water consumption), gas, electricity and other utilities (except metered utilities to the Leased Premises, for which Tenant shall be responsible, and to other leased premises in the Building, for which the tenants thereof will be responsible);

                  (ii) real estate taxes and assessments levied upon or with respect to the Project (except for income taxes or taxes based on receipts of rentals, unless the same shall be in substitution for or in lieu of a real estate tax or assessment); personal property taxes imposed upon fixtures, machinery, equipment, apparatus, systems and appurtenances in, upon or with respect to the Project;

                  (iii) fees for required licenses and permits;

                  (iv) reasonable expenses incurred for tax consultants and in contesting any taxes, assessments, impositions or license or other fees with any governmental authority (and in the event of such protest, the determination of Operating Costs shall be adjusted as applicable);

                  (v) costs of trash and garbage disposal, snow and ice removal, janitorial and cleaning services, including window cleaning, and security services, if any;

                  (vi) costs of inspection, maintenance, repairs and component replacement of the Project, including the roof, plumbing and electrical system, HVAC systems, other mechanical systems, structural components and replacements of machinery and equipment used in connection therewith;

                  (vii) costs of maintaining, installing, planting and replacing landscaping, including sprinkler systems and medians;

                  (viii) costs of maintaining, repairing, replacing lighting, restriping, repaving and painting parking areas, curbs, walkways, drainage facilities and common areas;

                  (ix) costs for casualty, liability and other insurance carried by Landlord on the Project or any component parts thereof,

                  (x) labor costs, including wages and other payments, fringe benefits, withholding taxes, social security taxes, payroll taxes and workers' compensation and disability insurance (to the extent not accounted for under paragraphs (xi) and (xv) below);

                  (xi) professional building management fees and reasonable legal, accounting, inspection and consultation fees incurred for the normal and prudent operation of the Project;

                  (xii) costs of supplies, materials, equipment and tools used in Project maintenance, including the cost of "relamping" all Project lighting;

                  (xiii) costs of capital improvements and structural repairs and replacements made in or to the Project required by any applicable laws, ordinances, rules, regulations or orders of any governmental or quasi-governmental authority;

                  (xiv) costs of capital improvements designed primarily to reduce Operating Costs (the costs of which shall be amortized in accordance with standard accounting practices and only the portion amortized during the term of this Lease shall be included in Operating Costs), together with a annual reserve of two percent (2%) of the Operating Costs for all other capital improvements reasonably necessary to permit Landlord to maintain the Project;

                  (xv) administrative costs equal to ten percent (10%) of the Operating Costs.

         B. Operating Costs shall not include:

                  (i) income taxes and other impositions of a personal nature charged or levied against Landlord (except to the extent described in Paragraph 3.A(ii) above);

                  (ii) debt service payable by Landlord on any mortgage loans;

                  (iii) costs reimbursed by insurance proceeds;

                  (iv) leasing commissions, advertising expenses and other costs related to entering into and enforcing leases with other tenants in the Project;

                  (v) costs attributable to or paid by other tenants in the Project (including sub-metered utilities to the leased premises of such tenants);

                  (vi) interest or penalties resulting from delinquent payment by Landlord of any taxes unless the taxes are being disputed in good faith.

         C. Tenant shall have the right to inspect or audit Landlord's books and records relative to the Operating Costs assessed hereunder at any reasonable time within one hundred eighty (180) days following receipt of an annual reconciliation statement of such costs. In the event Tenant's inspection or audit reflects that an error was made in the calculation of Tenant's Pro Rata share of the Operating Costs, an appropriate adjustment shall be made between the parties.

         D. With respect to any of Landlord's services performed by third parties, Tenant may request, no more frequently than once in each calendar year, Landlord to obtain bids for such services from additional providers. Tenant shall have the right to review such bids and to designate up to three (3) additional providers from whom Landlord is to obtain bids. Tenant shall not, however, have the right to approve or require Landlord to accept any bid. In no event shall Landlord be required to obtain more than three (3) bids on any particular service.

                                    EXHIBIT F

                         COMMENCEMENT DATE CERTIFICATE

         THIS COMMENCEMENT DATE CERTIFICATE is made this _______________day of ____________________, 1999 by and between CLEARFIELD INVESTMENTS, LLC (hereinafter referred to as "Landlord") and JENOPTIK INFAB, INC. (hereinafter referred to as "Tenant") pursuant to Section 4 of the Lease Agreement dated___________________ , 1999 (the "Lease") by and between Landlord and Tenant with respect to the Leased Premises described therein.

        WHEREAS, Landlord and Tenant have agreed to confirm, pursuant to and in accordance with Section 4 of the Lease, (i) the Commencement Date of the Lease,
(ii) the Termination Date of the Lease, (iii)the total rentable square feet of the Leased Premises, (iv)the final Tenant Improvement Cost, (v) Tenant's Pro Rata Share of Operating Expenses, (vi) the initial annual rent, (vii) an estimate of the first year's Operating Expenses, and (viii) such other matters as may be reasonably requested by Landlord;

        NOW, THEREFORE, in consideration of the Leased Premises and the mutual promises and covenants herein contained, Landlord and Tenant hereby agree as follows:

         1. Tenant has possession of the Leased Premises and acknowledges that the Commencement Date of the Lease shall be _________________and that the Termination Date of the Lease shall be ___________________. It is understood and agreed by Landlord and Tenant that any and all of Tenant's covenants and obligations as by the Lease provided shall become effective as of the said Commencement Date, including, but not limited to, the payment of base rent, additional rent, insurance and all other rent and charges as designated by the terms of the Lease.

         2. It is agreed that the Leased Premises consists of ________rentable square feet.

         3. It is agreed that the final Tenant Improvement Cost is $

         4. Tenant's Pro Rata Share of Operating Expenses is _____% and the Operating Expenses for the balance of 1999 is estimated to be $___________ payable $________ per month as provided in Section 2D of the Lease.

         5. The base annual rent throughout the initial five-year term of the Lease shall be as follows:

                     Rent/Sq. Foot           Monthly Base Rent         Base Annual Rent
                     -------------           -----------------         ----------------

Year 1            $                          $                         $
Year 2            $                          $                         $
Year 3            $                          $                         $
Year 4            $                          $                         $
Year 5            $                          $                         $

         6. The Leased Premises have been accepted herewith by Tenant in their "as is" condition upon the Commencement Date (subject to punch list items as provided in Section 3.B of the Lease).

         EXCEPT as may be modified hereby, all terms, provisions, covenants and conditions of the Lease shall remain in full force and effect.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.

LANDLORD:                                    TENANT:

CLEARFIELD INVESTMENTS, LLC                  JENOPTIK INFAB, INC.

By:
   ---------------------------               By: /s/ Timothy H. Ramsey
C. William Kephart -- Manager               Its: President

                                             ACKNOWLEDGED AND AGREED TO BY
                                             THE UNDERSIGNED AS GUARANTOR OF
                                             TENANT'S OBLIGATIONS UNDER THE
                                             LEASE

                                             JENOPTIK AG

                                             By:
                                                ----------------------------
                                             Its:
                                                ----------------------------

                                   EXHIBIT G

                               PARKING AGREEMENT

         A. Tenant (and Tenant's Agents) shall have the right, at no charge, to use the number of assigned parking spaces as set forth on the Summary Page in the locations shown on the Site Plan attached to the Lease as Exhibit B by Landlord (the "Spaces") in the surface parking lot in the Project (the "Parking Lot"). The rights of Tenant to the Spaces shall be referred to herein as the "Parking Privileges." Tenant's use of the Parking Lot shall be in common with other tenants of the Building and any other parties permitted by Landlord to use the Parking Lot. Tenant acknowledges that Landlord makes no representations regarding the availability of unassigned spaces in the Parking Lot, except as set forth in such Site Plan.

        B. Tenant's right to the Parking Privileges shall commence at the Commencement Date of the Lease and shall continue for the Lease Term unless sooner terminated. The Parking Privileges shall automatically terminate upon the expiration or earlier termination of the Lease Term or any extensions thereof. Notwithstanding the foregoing, Tenant shall provide Landlord thirty (30) days prior written notice if Tenant no longer wishes to use any of the Spaces.

        C. Landlord shall have the right at any time to change the arrangement or location of the Spaces, provided they shall be in substantially the same area as shown on the Site Plan, or to regulate the use of the Spaces and the Parking Lot without incurring any liability to Tenant or entitling Tenant to any abatement of rent. Among other things, Landlord shall be entitled to assign designated areas or spaces of the Parking Lot for use by particular persons or groups of persons (and Tenant shall refrain from parking in such areas and spaces), to number, renumber or otherwise identify spaces or to require decals or other forms of identification for users of the Parking Lot.

        D. Use of the Parking Lot is subject to the following rules, as well as such additional or modified rules and regulations as may be adopted from time to time by Landlord as provided in Section 22 of the Lease:

                1. Tenant shall park only in parking spaces and not on ramps, corridors, approaches or other areas which are not designated nor intended for use as parking areas.

                2. Tenant shall observe the special hours of opening, closing and non-use of the Parking Lot when closings are necessitated for repairs, cleaning and rehabilitation. Tenant is not entitled to any abatement in rent should any repair or rehabilitation result in Tenant not being provided the Spaces.

                3. Tenant shall use the Parking Lot only for standard vehicle parking.

                4. Tenant shall not allow unauthorized vehicles to use the Spaces and, except for emergencies, shall not repair nor authorize service to vehicles parked in the Parking Lot.

        E. If any portion of the Parking Lot shall be damaged by fire or other casualty or shall be taken by right of eminent domain or by condemnation or shall be conveyed in lieu of any such taking, then the Parking Privileges shall automatically cease and terminate until the Parking Lot is restored (if at all) as provided in Sections 8 and 16 of the Lease.

        F. Tenant shall not be permitted to assign the Spaces or any interest therein without the prior written consent of Landlord (except to an affiliate of Tenant in connection with the assignment of the Lease or a sublease of the Leased Premises pursuant to Section 14.A of the Lease), which consent may be granted or withheld in Landlord's sole discretion. Tenant shall remain primarily liable for the performance of the obligations of Tenant hereunder notwithstanding any assignment or occupancy arrangement permitted or consented to by Landlord.

         G. Neither Landlord nor its officers, agents or employees shall be liable for any damage, fire, theft or loss to vehicles or other properties or injuries to persons occurring in the Parking Lot or arising out of the use of the Parking Lot, whether caused by theft, vandalism, collision, moving vehicle, explosion or any other activity of occurrence. Tenant, its employees, agents, guests, invitees and licensees, assume the risk of such loss or damage and shall indemnify and hold harmless Landlord, its officers, agents and employees, harmless from and against any and all claims and damages incurred by Landlord, its officers, agents and employees, arising from use of the Parking Lot by Tenant or its employees, agents, guests, invitees or licensees including all costs, reasonable attorneys' fees, expenses and liability arising out of any such claim or action. Tenant acknowledges that Landlord will not and shall not be obligated to have an agent or attendant upon the Parking Lot at any time.

                                   EXHIBIT H

                               GUARANTEE OF LEASE

         THIS GUARANTEE OF LEASE (this "Guarantee") made this 04 day of March 1999 by JENOPTIK AG, a German Corporation (hereinafter referred to as "Guarantor").

        WHEREAS, a certain Lease Agreement of even date herewith (the "Lease") has been, or will be, executed by and between Clearfield Investments, LLC, a Colorado limited liability company, therein referred to as "Landlord", and Jenoptik INFAB, Inc., therein referred to as "Tenant" for the Leased Premises located in the building located at 4725 Centennial Drive, Colorado Springs, Colorado as more particularly described therein;

        WHEREAS, Landlord under said Lease requires as a condition to its execution of the Lease that the undersigned guarantee the full performance of the obligations of Tenant under the Lease; and

         WHEREAS, Guarantor is desirous that Landlord enter into said Lease with Tenant;

        NOW THEREFORE, in consideration of the execution of the Lease by the parties thereto, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby unconditionally guarantees the full performance of each and every term, covenant and condition of the Lease to be kept and performed by Tenant, including without limitation the payment of all rentals and other charges to accrue thereunder and the discharge of liens and the performance of Tenant's obligations under the Lease. Guarantor further agrees as follows:

        1. The covenants and agreements contained herein shall continue in favor of Landlord notwithstanding any assignment, extension, modification, amendment or alteration of the Lease entered into by and between the parties thereto, or their successors or assigns, whether or not consented to by the undersigned, and no assignment, extension, modification, amendment or alteration of the Lease shall in any manner release or discharge the undersigned.

        2. This Guarantee will continue unchanged by any bankruptcy, reorganization or insolvency of Tenant or any successor or assignee thereof or by any disaffirmance or abandonment by a trustee or other successor to Tenant.

        3. In the event Landlord assigns or transfers the Lease, to the same extent, Landlord may, without notice, assign this Guarantee in whole or part and no assignment or transfer of the Lease or this Guarantee shall operate to extinguish or diminish the liability of the Guarantor hereunder.

         4. The liability of Guarantor under this Guarantee shall be primary and in any right of action which shall accrue to Landlord under the Lease, Landlord may, at its option, proceed against Guarantor without having commenced any action or having obtained any judgment against Tenant.

         5. Guarantor shall pay Landlord's reasonable attorney's fees and all costs and other expenses incurred in any collection or attempted collection or in any negotiations relative to any collection with respect to the Lease or this Guarantee.

Landlord may settle or compromise with Tenant and/or any other party or parties liable with respect to the Lease, all or any part of Tenant's liability or obligations thereunder, may exchange, release or surrender any security which it may hold, and may waive compliance with any of the terms or provisions contained in the Lease, all without in any way affecting Guarantor's obligation under this Guarantee (except to the extent of any settlement or compromise) and without notice to Guarantor. Guarantor hereby waives any rights of subrogation it may have with respect to Tenant or this Guarantee.

In no case shall Guarantor be liable for any amounts due under this Lease, which have been paid to Landlord or have been settled or compromised by Landlord.

         8. In all cases, any and all correspondence with Jenoptik AG will also be sent to Jenoptik Infab, Inc., via certified mail.

         9. The use of the singular herein shall include the plural. The terms and provisions of this Guarantee shall be binding upon and inure to the benefit of the respective successors and assigns of the parties herein named.


         10. This guarantee is limited to a maximum amount of $1,000,000.00 (one million United States Dollars) and it ends latest at December 31 ,2005.


         IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be executed as of the 24th day of February, 1999.

     GUARANTOR:

     JENOPTIK, AG, Carl-Zeiss - Strasse 1,07743 Jena, Germany

By:  /s/ Alexander von Witzleben /s/ Dr. Dietmar Kubis
     -------------------------------------------------
         Alexander von Witzleben     Dr. Dietmar Kubis
     -------------------------------------------------
Title:         Vorstand                 Vorstand
     -------------------------------------------------

                                   EXHIBIT I

                               GUARANTEE OF LEASE

         THIS GUARANTEE OF LEASE (this "Guarantee") made this   day of   , 1999
by MEISSNER & WURST U.S. INC., (hereinafter referred to as "Guarantor").

         WHEREAS, a certain Lease Agreement of even date herewith (the "Lease") has been, or will be, executed by and between Clearfield Investments, LLC, a Colorado limited liability company, therein referred to as "Landlord", and Jenoptik INFAB, Inc., therein referred to as "Tenant" for the Leased Premises located in the building located at 4725 Centennial Drive, Colorado Springs, Colorado as more particularly described therein;

         WHEREAS, Landlord under said Lease requires as a condition to its execution of the Lease that the undersigned guarantee the full performance of the obligations of Tenant under the Lease; and

         WHEREAS, Guarantor is desirous that Landlord enter into said Lease with Tenant;

         NOW THEREFORE, in consideration of the execution of the Lease by the parties thereto, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby unconditionally guarantees the full performance of each and every term, covenant and condition of the Lease to be kept and performed by Tenant, including without limitation the payment of all rentals and other charges to accrue thereunder and the discharge of liens and the performance of Tenant's obligations under the Lease. Guarantor further agrees as follows:

         1. The covenants and agreements contained herein shall continue in favor of Landlord notwithstanding any assignment, extension, modification, amendment or alteration of the Lease entered into by and between the parties thereto, or their successors or assigns, whether or not consented to by the undersigned, and no assignment, extension, modification, amendment or alteration of the Lease shall in any manner release or discharge the undersigned.

         2. This Guarantee will continue unchanged by any bankruptcy, reorganization or insolvency of Tenant or any successor or assignee thereof or by any disaffirmance or abandonment by a trustee or other successor to Tenant.

         3. In the event Landlord assigns or transfers the Lease, to the same extent, Landlord may, without notice, assign this Guarantee in whole or part and no assignment or transfer of the Lease or this Guarantee shall operate to extinguish or diminish the liability of the Guarantor hereunder.

         4. The liability of Guarantor under this Guarantee shall be primary and in any right of action which shall accrue to Landlord under the Lease, Landlord may, at its option, proceed against Guarantor without having commenced any action or having obtained any judgment against Tenant.

         5. Guarantor shall pay Landlord's reasonable attorney's fees and all costs and other expenses incurred in any collection or attempted collection or in any negotiations relative to any collection with respect to the Lease or this Guarantee.

         6. Landlord may settle or compromise with Tenant and/or any other party or parties liable with respect to the Lease, all or any part of Tenant's liability or obligations thereunder, may exchange, release or surrender any security which it may hold, and may waive compliance with any of the terms or provisions contained in the Lease, all without in any way affecting Guarantor's obligation under this Guarantee (except to the extent of any settlement or compromise) and without notice to Guarantor. Guarantor hereby waives any rights of subrogation it may have with respect to Tenant or this Guarantee.

         7. In no case shall Guarantor be liable for any amounts due under this Lease, which have been paid to Landlord or have been settled or compromised by Landlord.

         8. In all cases, any and all correspondence with Meissner & Wurst U.S. Inc. will also be sent to Jenoptik Infab, Inc., via certified mail.

         9. The use of the singular herein shall include the plural. The terms and provisions of this Guarantee shall be binding upon and inure to the benefit of the respective successors and assigns of the parties herein named.

         IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be executed as of the 2nd day of March, 1999.

                              GUARANTOR:

                              MEISSNER & WURST U.S. INC.

                                          By: /s/ Timothy H. Ramsey
                                          Name (Typed): Timothy H. Ramsey
                                                       ------------------
                                          Title:       President
                                                       ------------------

                                       Address: 901 S. Mopac, Bldg. 4, Ste. 200
                                                -------------------------------
                                                Austin, Texas 78746
                                                -------------------------------
                                      I-2